                                                                    EXHIBIT 99.1

     (CRES LOGO)  CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS
                  CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS
                  CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS



                                       FOR FURTHER INFORMATION:
                                       David I. Vickers, Chief Financial Officer
                                       (440) 878-2941

                                       Gayle M. Vixler, Senior Vice President
                                       (440) 572-8848

               CERES GROUP REPORTS FOURTH QUARTER AND 2004 RESULTS
                           AND PROVIDES 2005 GUIDANCE

CLEVELAND, OH, MARCH 2, 2005

FOR THE QUARTER:

o Net operating income of $2.5 million ($0.07 per share)

o Net income of $2.6 million ($0.08 per share)

o Senior Segment pre-tax operating income of $5.1 million

o Medical Segment pre-tax operating loss of $0.7 million

FOR THE FULL YEAR 2004:

o Net operating income of $15.9 million ($0.45 per share)

o Net income of $19.1 million ($0.55 per share)

o Senior Segment pre-tax operating income of $18.5 million

o Medical Segment pre-tax operating income of $8.3 million

Ceres Group, Inc. (NASDAQ: CERG) today reported net operating income of $2.5 million ($0.07 per share) for the fourth quarter of 2004, excluding a $0.1 million reduction to the charge from the previously announced California litigation settlements, net of tax. This compares to net operating income of $4.1 million ($0.12 per share) for the fourth quarter of 2003, excluding $0.4 million ($0.01 per share) from net realized investment gains. (See Reconciliation of Non-GAAP Financial Measures contained on page 7 of this press release.) Net income was $2.6 million ($0.08 per share) in the fourth quarter of 2004, compared to $4.5 million ($0.13 per share) for the fourth quarter of 2003.

For the full year 2004, the company reported net operating income of $15.9 million ($0.45 per share), excluding $0.3 million ($0.01 per share) from net realized investment gains, a $2.0 million ($0.06 per share) charge from the previously announced California litigation settlements, net of tax, and a $5.0 million ($0.14 per share) benefit related to a decrease in the valuation allowance for deferred taxes. This compares to net operating income of $15.4 million ($0.45 per share) for 2003, excluding $1.2 million ($0.04 per share) from net realized investment gains, $2.7 million ($0.08 per share) related to a decrease in the valuation allowance for deferred taxes, and income of $3.6 million ($0.11 per share)

Ceres Group, Inc.
Page 2


from the discontinued operations of Pyramid Life Insurance Company, a subsidiary that was sold on March 31, 2003. (See Reconciliation of Non-GAAP Financial Measures contained on page 7 of this press release.) Net income was $19.1 million ($0.55 per share) for 2004, compared to $22.9 million ($0.67 per share) for 2003, including $3.6 million ($0.11 per share) from discontinued operations.

"Although we faced challenges this year, our financial condition remains strong with our book value (equity per common share before accumulated other comprehensive income) increasing approximately 11% in 2004 to $5.72 per share," said Tom Kilian, president and chief executive officer of Ceres. "While our Medical Segment results were in line with our internal projections, results in our Senior Segment were negatively impacted by a higher-than-expected loss ratio on our Medicare supplement block in the second half of the year. Looking ahead, we intend to maintain our current strategy as we work on developing new products, improving customer service, enhancing agent relationships and increasing profitability and return on equity in both business segments."

SEGMENT RESULTS
Ceres reports its financial results in two primary business segments: Senior and Medical. For 2003, the segment results exclude the discontinued operations of Pyramid Life Insurance Company.

SENIOR SEGMENT (MEDICARE SUPPLEMENT, LONG-TERM CARE, DENTAL, LIFE INSURANCE, AND ANNUITIES) Pre-tax operating income for the quarter was $5.1 million, compared to $6.4 million in the fourth quarter of 2003. Pre-tax income for the quarter was $5.1 million, compared to $6.7 million in 2003. Pre-tax operating income for the full year was $18.5 million, compared to $19.0 million for 2003. Pre-tax income for the full year was $18.5 million, compared to $19.9 million for 2003.

Benefits, claims, losses and settlement expenses in the Senior Segment were $36.7 million, compared to $30.9 million for the fourth quarter of 2003. The Senior Segment benefit and claims loss ratio was 75.6%, compared to 69.9% in the fourth quarter of 2003. The Medicare supplement loss ratio for the fourth quarter of 2004 was 70.9%, compared to 65.5% in the same quarter of last year and 75.2% in the third quarter of 2004. The increase in the Medicare supplement loss ratio was primarily caused by an increase in claims frequency on Medicare Part B physician claims. For 2004, rate increases on this business were approximately 5% based on an estimate of claims trend when the 2004 rate increases were filed. However, claims trends in 2004 were approximately 10%, resulting in the higher-than-anticipated loss ratio. In addition, the company experienced a reduced positive impact due to seasonality.

For the full year, benefits, claims, losses and settlement expenses in the Senior Segment were $138.5 million, compared to $127.5 million for 2003. The Senior Segment benefit and claims loss ratio was 75.6%, compared to 73.7% for 2003. In 2004, improved long-term care experience and favorable development in long-term care reserves were more than offset by increases in the Medicare supplement loss ratio. The Medicare supplement loss ratio was higher than expected for the full year, as well as compared to the prior year. The Medicare supplement loss ratio for the full year of 2004 was 71.9%, compared to 67.1% in 2003. The increase is a result of the increase in claims frequency noted above.

"We conducted an extensive study to better understand the increased claims frequency we experienced on our Medicare supplement business in the second half of the year," Kilian said. "To help ensure ongoing stability, we also thoroughly reviewed our product pricing and filed and received approval for rate increases based on this increased claim trend.

Ceres Group, Inc.
Page 3


"Sales increased in the fourth quarter compared with the third quarter of 2004, and also rose compared with the year-ago quarter primarily due to the introduction of senior products in our Central Reserve Life Insurance Company subsidiary," Kilian added. "We believe that these new sales will contribute to premium growth in 2005 and beyond. Ongoing loss ratio and pricing analysis remains a top priority for us."

MEDICAL SEGMENT (CATASTROPHIC AND COMPREHENSIVE MEDICAL PLANS)
The company reported a pre-tax operating loss for the quarter of $0.7 million, compared to pre-tax operating income of $0.9 million for the fourth quarter of 2003. The pre-tax loss for the quarter was $0.6 million, compared to pre-tax income of $1.1 million for the same period in 2003. Pre-tax operating income for the full year was $8.3 million, which was comparable to 2003. Pre-tax income for the full year, including the $3.1 million pre-tax charge from the California litigation settlements, was $5.2 million, compared to $8.8 million for 2003.

As the company previously announced, two California lawsuits (of which one was a class action) pending against the company and several of its insurance subsidiaries relating primarily to challenges to premium increases for California holders of major medical policies issued by its subsidiaries were settled in September 2004. The settlements include payments to class members and others, as well as certain attorneys' fees and costs. The company recorded a pre-tax charge of $3.1 million ($2.0 million after tax, or $0.06 per share) in 2004. These California litigation settlements do not involve any admission of wrongdoing by the company or any subsidiary.

Benefits, claims, losses and settlement expenses in the Medical Segment were $45.0 million, compared to $51.6 million in the fourth quarter of 2003. The Medical Segment benefit and claims loss ratio was 76.2%, compared to 75.1% for the fourth quarter of 2003. The fourth quarter 2004 loss ratio reflects a higher level of seasonality as policyholders shifted to products with higher average deductible levels.

For the year, benefits, claims, losses and settlement expenses in the Medical Segment were $176.1 million, compared to $226.2 million for 2003. The Medical Segment benefit and claims loss ratio was 71.3%, compared to 74.1% for 2003. This improvement was primarily due to favorable run-off of prior year claim reserves.

"I am encouraged that the decline of our major medical premium has moderated to approximately 7% on an annualized basis," Kilian said. "In addition, new medical sales increased compared with last year. We are pleased with the early results of our health savings account (HSA) qualified products, which are currently comprising approximately half of our new sales to small employer groups and 10% to individuals, families and associations. We will continue our niche marketing strategy which emphasizes products, pricing, states and distributors with the greatest profit potential."

OUTLOOK FOR 2005

"Our focus in 2005 is to carefully manage both of our business segments for increased profitability," Kilian said. "Product development will remain a priority for us as we introduce new products to provide more choice for consumers and agents. We are also committed to improving our processes to give our agents and customers the best service possible."

Ceres Group, Inc.
Page 4


The company expects to achieve net operating income in a range of $0.50 to $0.53 per diluted share for the full year of 2005, based on continued growth in the company's Senior Segment, and stabilization of the revenue decline and improved claim trends in the company's Medical Segment.

Net operating income excludes certain items that, in the opinion of management, may not be indicative of overall operating trends. For example, in the company's results for 2004, net operating income excluded the impact of net realized investment gains, the California litigation settlements, and reductions in the deferred tax valuation allowance.

"We believe we have set an aggressive but achievable plan in both of our business segments to meet our 2005 goals," Kilian said.

"In our Senior Segment, we expect our premiums to increase approximately 13% and our expense ratio to improve," Kilian said. "A primary focus for us will be managing our loss ratios, particularly on the Medicare supplement block which we expect will be consistent with 2004. We have received and implemented rate increases which average approximately 11%."

For 2005, the company has planned several new senior product rollouts, including Medicare supplement plans for its Provident American Life and Health Insurance Company subsidiary, as well as additional ancillary products to expand its overall senior product portfolio. Ceres also plans to participate, either directly or by partnering with another carrier, in offering insureds a prescription drug plan pursuant to the Medicare Modernization Act of 2003. The company will pursue additional products and distribution channels that align with the company's overall marketing strategy.

"In our Medical Segment, we expect premiums to decrease approximately 5% on an annualized basis and the loss ratio to remain comparable to 2004," Kilian said. "We expect to achieve increased profits in this segment through expense reductions and continued concentration on improving our long-term profit margins and return on equity."

During the first half of the year, Ceres plans to introduce a new series of major medical products that will feature three levels of coverage, a variety of deductible and coinsurance options, and optional benefits. This new series of products will also promote consistency across the company's distribution channels. Ceres' goal is to provide products that improve its profit margin, provide value for consumers, and give agents more options to sell.

In both of its business segments, the company expects to continue improving its administrative platform and use of technology. In addition, the company is emphasizing electronic claims procedures and programs designed to provide customers with faster, more efficient service.

"Our sales and marketing team has been working to enhance relationships with our distributors," Kilian added. "We have improved our training and communication, and have simplified the process by which our agents can cross-sell our products. We are also focusing on recruiting new agents as well as assisting agents with their sales efforts through co-op marketing programs and national recruiting campaigns."

"In summary, I am optimistic about our strategic initiatives, and believe they will help us to achieve our goals for the year," Kilian said. "I am also confident that we have the long-term strategy and fundamental strengths within our organization to provide greater shareholder value through consistent, profitable growth."

Ceres Group, Inc.
Page 5


A conference call with management regarding fourth quarter and 2004 results is scheduled for 10:00 a.m. (Eastern) on Thursday, March 3, 2005. To listen to the live conference call over the Internet, go to www.ceresgp.com or http://phx.corporate-ir.net/playerlink.zhtml?c=71415&s=wm&e=960227. To listen to the webcast, please log onto this site at least 15 minutes prior to the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available after the call.


                           FINANCIAL TABLES TO FOLLOW

Ceres Group, Inc.
Page 6


                       CERES GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                        THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                            DECEMBER 31,                   DECEMBER 31,
                                                                     --------------------------     --------------------------
                                                                        2004            2003          2004             2003
                                                                     ----------      ----------     ----------      ----------
REVENUES
  Premiums, net
       Medical                                                       $   59,013      $   68,687     $  247,002      $  305,441
       Senior and other                                                  48,522          44,187        183,220         172,885
                                                                     ----------      ----------     ----------      ----------
         Total premiums, net                                            107,535         112,874        430,222         478,326
  Net investment income                                                   6,982           6,518         26,216          25,090
  Net realized gains                                                         22             561            423           1,891
  Fee and other income                                                    4,800           6,948         19,463          28,875
                                                                     ----------      ----------     ----------      ----------
                                                                        119,339         126,901        476,324         534,182
                                                                     ----------      ----------     ----------      ----------
  BENEFITS, LOSSES AND EXPENSES
  Benefits, claims, losses and settlement expenses
       Medical                                                           44,976          51,617        176,143         226,249
       Senior and other                                                  36,688          30,887        138,490         127,491
                                                                     ----------      ----------     ----------      ----------
         Total benefits, claims, losses and settlement expenses          81,664          82,504        314,633         353,740
  Selling, general and administrative expenses                           33,461          35,756        134,563         146,857
  Net (deferral) amortization and change in acquisition costs
      and value of business acquired                                        (55)          1,140          4,571           5,953
  Interest expense and financing costs                                      177             594            684           1,620
                                                                     ----------      ----------     ----------      ----------
                                                                        115,247         119,994        454,451         508,170
                                                                     ----------      ----------     ----------      ----------
  Income from continuing operations before federal income
     taxes                                                                4,092           6,907         21,873          26,012
  Federal income tax expense                                              1,451           2,450          2,756           6,647
                                                                     ----------      ----------     ----------      ----------
  INCOME FROM CONTINUING OPERATIONS                                       2,641           4,457         19,117          19,365
                                                                     ----------      ----------     ----------      ----------
  Discontinued operations
     Income from operations of Pyramid Life (less tax expense of
         $3,223)                                                             --              --             --           5,732
     Loss on sale of Pyramid Life (less tax benefit of $79)                  --              --             --          (2,149)
                                                                     ----------      ----------     ----------      ----------
  INCOME FROM DISCONTINUED OPERATIONS
                                                                             --              --             --           3,583
                                                                     ----------      ----------     ----------      ----------
  NET INCOME                                                         $    2,641      $    4,457     $   19,117      $   22,948
                                                                     ==========      ==========     ==========      ==========
  BASIC EARNINGS PER SHARE
     Continuing operations                                           $     0.08      $     0.13     $     0.55      $     0.56
     Discontinued operations                                                 --              --             --            0.11
                                                                     ----------      ----------     ----------      ----------
     Net income                                                      $     0.08      $     0.13     $     0.55      $     0.67
                                                                     ==========      ==========     ==========      ==========
  DILUTED EARNINGS PER SHARE
     Continuing operations                                           $     0.08      $     0.13     $     0.55      $     0.56
     Discontinued operations                                                 --              --             --            0.11
                                                                     ----------      ----------     ----------      ----------
     Net income                                                      $     0.08      $     0.13     $     0.55      $     0.67
                                                                     ==========      ==========     ==========      ==========
  Basic weighted average shares outstanding                              34,518          34,370         34,467          34,311
  Diluted weighted average shares outstanding                            34,653          34,488         34,904          34,347

Ceres Group, Inc.
Page 7


                       CERES GROUP, INC. AND SUBSIDIARIES
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                    UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


         In this press release, the company presented net operating income, net operating income per share, and Medical and Senior Segment pre-tax operating income, which are non-GAAP financial measures. Management uses non-GAAP financial measures to evaluate the company's performance for the periods presented, and believes that these measures of profitability provide a meaningful presentation of the underlying earnings of the company's operations. Net operating income, net operating income per share, and Medical and Senior Segment pre-tax operating income exclude certain items that, in the opinion of management, may not be indicative of overall operating trends. These non-GAAP measures should not be considered an alternative to measurements required by GAAP. Ceres' calculation of these measures may differ from similar measures used by other companies and investors should be careful when comparing the company's non-GAAP financial measures to those of other companies.

         For the periods presented, net operating income, net operating income per share, and Medical and Senior Segment pre-tax operating income exclude the results of the discontinued operations of Pyramid Life Insurance Company (a subsidiary that was sold on March 31, 2003), realized gains on the sale of investments, the California litigation settlements, and reductions to the valuation allowance for deferred taxes. The following is a reconciliation to the most directly comparable GAAP financial measure:

                                                                        THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                            DECEMBER 31,                   DECEMBER 31,
                                                                    --------------------------      --------------------------
                                                                       2004            2003            2004            2003
                                                                    ----------      ----------      ----------      ----------
NET OPERATING INCOME
Net operating income                                                $    2,497      $    4,092      $   15,874      $   15,445
Net realized gains                                                          22             561             423           1,891
Income taxes on net realized gains (1)                                      (8)           (196)           (148)           (662)
California litigation settlements                                          200              --          (3,050)             --
Income taxes (benefit) on California litigation settlements (1)            (70)             --           1,068              --
Reduction of the valuation allowance for deferred taxes                     --              --           4,950           2,691
                                                                    ----------      ----------      ----------      ----------
Income from continuing operations                                   $    2,641      $    4,457      $   19,117      $   19,365
                                                                    ==========      ==========      ==========      ==========

NET OPERATING INCOME PER SHARE DATA (DILUTED)
Net operating income per share                                      $     0.07      $     0.12      $     0.45      $     0.45
Net realized gains, net of tax (1)                                          --            0.01            0.01            0.04
California litigation settlements, net of tax (1)                           --              --           (0.06)             --
Reduction of the valuation allowance for deferred taxes                     --              --            0.14            0.08
                                                                    ----------      ----------      ----------      ----------
Net income per share from continuing operations                     $     0.08      $     0.13      $     0.55      $     0.56
                                                                    ==========      ==========      ==========      ==========
SENIOR SEGMENT PRE-TAX OPERATING INCOME
Senior Segment pre-tax operating income                             $    5,131      $    6,434      $   18,473      $   19,011
Net realized gains (losses)                                                (36)            244              11             905
                                                                    ----------      ----------      ----------      ----------
Senior Segment profit before federal income taxes                   $    5,095      $    6,678      $   18,484      $   19,916
                                                                    ==========      ==========      ==========      ==========
MEDICAL SEGMENT PRE-TAX OPERATING INCOME (LOSS)
Medical Segment pre-tax operating income (loss)                     $     (745)     $      906      $    8,264      $    8,284
Net realized gains (losses)                                                (56)            207             (36)            550
California litigation settlements                                          200              --          (3,050)             --
                                                                    ----------      ----------      ----------      ----------
Medical Segment profit (loss) before federal income taxes           $     (601)     $    1,113      $    5,178      $    8,834
                                                                    ==========      ==========      ==========      ==========

(1) Taxes on net realized gains and the California litigation settlements are based upon a 35% effective tax rate for all periods.

Note: Income per share amounts may not total due to rounding of individual components.

Ceres Group, Inc.
Page 8


                       CERES GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                             DECEMBER 31,        DECEMBER 31,
                                                                2004                2003
                                                           ---------------     ---------------
ASSETS
Investments                                                $       494,951     $       484,280
Cash and cash equivalents                                           22,635              26,394
Reinsurance receivable                                             130,345             143,397
Deferred acquisition costs                                          67,074              69,609
Value of business acquired                                          10,952              13,034
Goodwill and licenses                                               14,097              14,097
Other assets                                                        25,939              23,103
                                                           ---------------     ---------------
    TOTAL ASSETS                                           $       765,993     $       773,914
                                                           ===============     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Policy liabilities and benefits accrued                    $       489,829     $       504,493
Deferred reinsurance gain                                            6,562               9,456
Other policyholders' funds                                          19,016              20,821
Debt                                                                10,750              13,000
Other liabilities                                                   35,018              41,005
                                                           ---------------     ---------------
    TOTAL LIABILITIES                                              561,175             588,775
Stockholders' equity                                               204,818             185,139
                                                           ---------------     ---------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $       765,993     $       773,914
                                                           ===============     ===============
Equity per common share:

     After accumulated other comprehensive income (1)      $          5.93     $          5.38

     Before accumulated other comprehensive income (1)                5.72                5.17

Book value per share excluding goodwill and licenses                  5.52                4.97

----------

(1) Accumulated other comprehensive income relates primarily to the net unrealized gain (loss) on available-for-sale securities.

Ceres Group, Inc.
Page 9


                       CERES GROUP, INC. AND SUBSIDIARIES
                              INDUSTRY SEGMENT DATA
            (EXCLUDING OPERATIONS OF PYRAMID LIFE INSURANCE COMPANY)
                                    UNAUDITED
                                 (IN THOUSANDS)


                                                             THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                 DECEMBER 31,                      DECEMBER 31,
                                                          ---------------------------       ---------------------------
                                                             2004             2003             2004             2003
                                                          ----------       ----------       ----------       ----------
MEDICAL
    Revenues
         Net premiums                                     $   59,013       $   68,687       $  247,002       $  305,441
         Net investment income                                   934            1,350            4,392            5,598
         Net realized gains (losses)                             (56)             207              (36)             550
         Other income                                          3,958            4,724           16,851           21,680
                                                          ----------       ----------       ----------       ----------
                                                              63,849           74,968          268,209          333,269
                                                          ----------       ----------       ----------       ----------
    Expenses
         Benefits and claims                                  44,976           51,617          176,143          226,249
         Other operating expenses                             19,474           22,238           86,888           98,186
                                                          ----------       ----------       ----------       ----------
                                                              64,450           73,855          263,031          324,435
                                                          ----------       ----------       ----------       ----------
    Segment profit (loss) before federal income taxes     $     (601)      $    1,113       $    5,178       $    8,834
                                                          ==========       ==========       ==========       ==========

SENIOR AND OTHER
    Revenues
         Net premiums                                     $   48,522       $   44,187       $  183,220       $  172,885
         Net investment income                                 6,048            5,168           21,820           19,487
         Net realized gains (losses)                             (36)             244               11              905
         Other income                                            842            2,223            2,612            7,188
                                                          ----------       ----------       ----------       ----------
                                                              55,376           51,822          207,663          200,465
                                                          ----------       ----------       ----------       ----------
    Expenses
         Benefits and claims                                  36,688           30,887          138,490          127,491
         Other operating expenses                             13,593           14,257           50,689           53,058
                                                          ----------       ----------       ----------       ----------
                                                              50,281           45,144          189,179          180,549
                                                          ----------       ----------       ----------       ----------
    Segment profit before federal income taxes            $    5,095       $    6,678       $   18,484       $   19,916
                                                          ==========       ==========       ==========       ==========

CORPORATE AND OTHER

    Revenues
         Net investment income                            $       --       $       --       $        4       $        5
         Net realized gains                                      114              110              448              436
         Other income                                             --                1               --                7
                                                          ----------       ----------       ----------       ----------
                                                                 114              111              452              448
                                                          ----------       ----------       ----------       ----------
    Expenses
         Interest expense and financing costs                    177              594              684            1,620
         Other operating expenses                                339              401            1,557            1,566
                                                          ----------       ----------       ----------       ----------
                                                                 516              995            2,241            3,186
                                                          ----------       ----------       ----------       ----------
      Segment loss before federal income taxes            $     (402)      $     (884)      $   (1,789)      $   (2,738)
                                                          ==========       ==========       ==========       ==========
INCOME FROM CONTINUING OPERATIONS BEFORE
    FEDERAL INCOME TAXES                                  $    4,092       $    6,907       $   21,873       $   26,012
                                                          ==========       ==========       ==========       ==========
Medical loss ratio                                              76.2%            75.1%            71.3%            74.1%
Senior loss ratio                                               75.6%            69.9%            75.6%            73.7%
Overall loss ratio                                              75.9%            73.1%            73.1%            74.0%

Ceres Group, Inc.
Page 10


ABOUT CERES GROUP
Ceres Group, Inc., through its insurance subsidiaries, provides a wide array of health and life insurance products through two primary business segments. Ceres' Medical Segment includes major medical health insurance for individuals, families, associations and small businesses. The Senior Segment includes senior health, life and annuity products for Americans age 55 and over. To help control medical costs, Ceres also provides medical cost management services to its insureds. Ceres' nationwide distribution channels include independent agents and its electronic distribution system. Ceres is included in the Russell 3000(R) Index. For more information, visit www.ceresgp.com.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the company. Forward-looking statements are statements other than historical information or statements of current condition. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements herein should not be regarded as representation by the company or any other person that the objectives or plans of the company will be achieved. Many factors could cause actual results to differ materially from those contemplated by such forward-looking statements, including, among others, failure to accurately predict claims liabilities, ability to develop, market and administer new and competitive products, the failure to successfully implement the business plans (including the company's growth strategy) for the company and its subsidiaries, business conditions and competition in the healthcare industry, developments in healthcare reform and other regulatory issues (including failure to meet statutory capital requirements), rising healthcare costs, adverse outcomes in litigation and related matters, performance of our reinsurers, and failure to comply with financial and other covenants in our loan agreements. This review of important factors should not be construed as exhaustive. Investors and others should refer to Ceres' filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003, and its quarterly reports on Form 10-Q and other periodic filings, for a description of the foregoing and other factors. Ceres undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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